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                                                                      Exhibit 34


                             DIGITAL LIGHTWAVE, INC.

               ELEVENTH AMENDED AND RESTATED SECURITY AGREEMENT

      This Eleventh Amended and Restated Security Agreement (this
"Agreement") is made as of July 14, 2003, by and between Digital Lightwave, Inc., a Delaware corporation (the "Debtor"), in favor of Optel, LLC (the "Secured Party").

                                    RECITALS

      The Debtor and the Secured Party are parties to (i) that certain Secured Promissory Note dated as of February 14, 2003 in the original principal amount of $800,000 upon the terms and subject to the conditions set forth therein, and as the same may be increased, amended, modified or extended from time to time, (ii) that certain Secured Promissory Note dated as of February 26, 2003 in the original principal amount of $650,000 upon the terms and subject to the conditions set forth therein, and as the same may be increased, amended, modified or extended from time to time, (iii) that certain Secured Promissory Note dated as of March 28, 2003 in the original principal amount of $450,000 upon the terms and subject to the conditions set forth therein, and as the same may be increased, amended, modified or extended from time to time, (iv) that certain Secured Promissory Note dated as of April 2, 2003 in the original principal amount of $60,000 upon the terms and subject to the conditions set forth therein, and as the same may be increased, amended, modified or extended from time to time, (v) that certain Secured Promissory Note dated as of April 29, 2003 in the original principal amount of $500,000 upon the terms and subject to the conditions set forth therein, and as the same may be increased, amended, modified or extended from time to time, (vi) that certain Secured Promissory Note dated as of May 14, 2003 in the original principal amount of $400,000 upon the terms and subject to the conditions set forth therein, and as the same may be increased, amended, modified or extended from time to time, (vii) that certain Secured Promissory Note dated as of May 19, 2003 in the original principal amount of $620,000 upon the terms and subject to the conditions set forth therein, and as the same may be increased, amended, modified or extended from time to time, (viii) that certain Secured Promissory Note dated as of May 29, 2003 in the original principal amount of $520,000 upon the terms and subject to the conditions set forth therein, and as the same may be increased, amended, modified or extended from time to time, (ix) that certain Secured Promissory Note dated as of the June 12, 2003 in the original principal amount of $500,000 upon the terms and subject to the conditions set forth therein, and as the same may be increased, amended, modified or extended from time to time, (x) that certain Secured Promissory Note dated as of June 26, 2003 in the original principal amount of $2,000,000 upon the terms and subject to the conditions set forth therein, and as the same may be increased, amended, modified or extended from time to time and (xi) that certain Secured Promissory Note dated as of the date hereof in the original principal amount of $500,000 upon the terms and subject to the conditions set forth therein, and as the same may be increased, amended, modified or extended from time to time (collectively, the "Notes"). The parties intend that the Debtor's obligations to repay the Notes be secured by all of the assets of the Debtor.
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                                    AGREEMENT

      In consideration of the purchase of the Notes by the Secured Party and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Debtor hereby agrees with the Secured Party as follows:

      1.    GRANT OF SECURITY INTEREST.

            (a) To secure the Debtor's full and timely performance of the Obligations, the Debtor hereby grants to the Secured Party a continuing Lien on and security interest (the "Security Interest") in, all of the Debtor's right, title and interest in and to all of its personal property and assets (both tangible and intangible), including, without limitation, the following, whether now owned or hereafter acquired and wherever located: (a) all Receivables; (b) all Equipment; (c) all Fixtures; (d) all General Intangibles; (e) all Inventory; (f) all Investment Property; (g) all Deposit Accounts; (h) all Cash; (i) all other Goods of the Debtor; (j) all Intellectual Property; and (l) all Proceeds of each of the foregoing and all accessions to, and replacements for, each of the foregoing (collectively, the "Collateral"). The Security Interest shall be a first and prior interest in all of the Collateral, provided, however, that the Security Interest shall be subordinated with respect to any Collateral that is subject to the Prior Security Interests (as defined below).

            (b) The following terms shall have the following meanings for purposes of this Agreement:

            "ACCOUNT" means any "Account," as such term is defined in the UCC now owned or hereafter acquired by the Debtor or in which the Debtor now holds or hereafter acquires any interest and, in any event, shall include, without limitation, all accounts receivable, book debts, rights to payment and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to the Debtor whether or not arising out of goods or software sold or services rendered by the Debtor or from any other transaction, whether or not the same involves the sale of goods or services by the Debtor and all of the Debtor's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all of the Debtor's rights to any goods represented by any of the foregoing, and all monies due or to become due to the Debtor under all purchase orders and contracts for the sale of goods or the performance of services or both by the Debtor or in connection with any other transaction (whether or not yet earned by performance on the part of the Debtor), now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

            "CASH" means all cash, money, currency, and liquid funds, wherever held, in which the Debtor now or hereafter acquires any right, title, or interest.

            "CHATTEL PAPER" means any "Chattel paper," as such term is defined in the UCC, now owned or hereafter acquired by the Debtor or in which the Debtor now holds or hereafter acquires any interest.


                                      -2-
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            "COMMERCIAL TORT CLAIM" shall have the meaning given to that term in Section 2(e) of this Agreement.

            "CREDIT DOCUMENTS" means this Agreement, the Notes and any UCC-1 Financing Statement filed herewith.

            "DEPOSIT ACCOUNTS" means any "Deposit accounts," as such term is defined in the UCC, and includes any checking account, savings account, or certificate of deposit, now owned or hereafter acquired by the Debtor or in which the Debtor now holds or hereafter acquires any interest.

            "DOCUMENTS" means any "Documents," as such term is defined in the UCC, now owned or hereafter acquired by the Debtor or in which the Debtor now holds or hereafter acquires any interest.

            "ELECTRONIC CHATTEL PAPER" means any "Electronic chattel paper," as such term is defined in the UCC, now owned or hereafter acquired by the Debtor or in which the Debtor now holds or hereafter acquires any interest.

            "EQUIPMENT" means any "Equipment," as such term is defined in the UCC, now owned or hereafter acquired by the Debtor or in which the Debtor now holds or hereafter acquires any interest and any and all additions, upgrades, substitutions and replacements of any of the foregoing, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto, now owned or hereafter acquired by the Debtor or in which the Debtor now holds or hereafter acquires interest.

            "FIXTURES" means any "Fixtures," as such term is defined in the UCC, together with all right, title and interest of the Debtor in and to all extensions, improvements, betterments, accessions, renewals, substitutes, and replacements of, and all additions and appurtenances to any of the foregoing property, and all conversions of the security constituted thereby, immediately upon any acquisition or release thereof or any such conversion, as the case may be, now owned or hereafter acquired by the Debtor or in which the Debtor now holds or hereafter acquires any interest.

            "GENERAL INTANGIBLE" means any "General intangible," as such term is defined in the UCC, now owned or hereafter acquired by the Debtor or in which the Debtor now holds or hereafter acquires any interest and, in any event, shall include, without limitation, all right, title and interest that the Debtor may now or hereafter have in or under any contracts, rights to payment, payment intangibles, confidential information, interests in partnerships, limited liability companies, corporations, joint ventures and other business associations, permits, goodwill, claims in or under insurance policies, including unearned premiums and premium adjustments, uncertificated securities, deposit, checking and other bank accounts, but shall not include any Intellectual Property (including the right to receive all proceeds and damages therefrom), rights to receive tax refunds and other payments and rights of indemnification.

            "GOODS" means any "Goods," as such term is defined in the UCC, now owned or hereafter acquired by the Debtor or in which the Debtor now holds or hereafter acquires any interest.


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            "INSTRUMENTS" means any "Instrument," as such term is defined in the UCC, now owned or hereafter acquired by the Debtor or in which the Debtor now holds or hereafter acquires any interest.

            "INTELLECTUAL PROPERTY" means, collectively, all rights, priorities and privileges of the Debtor relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, inventions, patents, patent licenses, trademarks, trademark licenses and trade secrets (including customer lists), domain names, Web sites and know-how, including, but not limited to, the patents, trademarks and copyrights set forth on Schedule 2 .

            "INVENTORY" means any "Inventory," as such term is defined in the UCC, now owned or hereafter acquired by the Debtor or in which the Debtor now holds or hereafter acquires any interest, and, in any event, shall include, without limitation, all inventory, goods and other personal property that are held by or on behalf of the Debtor for sale or lease or are furnished or are to be furnished under a contract of service or that constitute raw materials, work in process or materials used or consumed or to be used or consumed in the Debtor's business, or the processing, packaging, promotion, delivery or shipping of the same, and all finished goods, whether or not the same is in transit or in the constructive, actual or exclusive possession of the Debtor or is held by others for the Debtor's account, including, without limitation, all goods covered by purchase orders and contracts with suppliers and all goods billed and held by suppliers and all such property that may be in the possession or custody of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents or other Persons.

            "INVESTMENT PROPERTY" means any "Investment property," as such term is defined in the UCC, and includes certificated securities, uncertificated securities, money market funds and U.S. Treasury bills or notes, now owned or hereafter acquired by the Debtor or in which the Debtor now holds or hereafter acquires any interest.

            "LETTER OF CREDIT RIGHT" means any "Letter of credit right," as such term is defined in the UCC, now owned or hereafter acquired by the Debtor or in which the Debtor now holds or hereafter acquires any interest, including any right to payment or performance under any letter of credit.

            "LIEN" means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and the filing of any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the UCC or comparable law of any jurisdiction.

            "OBLIGATIONS" shall mean and include all loans, advances, debts, liabilities and obligations, however arising, owed by the Debtor to the Secured Party of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising pursuant to the terms of the Notes, or any of the other Credit Documents or otherwise, including without limitation all interest, fees, charges, expenses,

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attorneys' fees and accountants' fees chargeable to the Debtor or payable by the
Debtor thereunder.

            "PERMITTED LIENS" shall mean (a) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith, provided that adequate reserves for the payment thereof have been established in accordance with generally accepted accounting principals, (b) Liens of carriers, warehousemen, mechanics, materialmen, vendors, and landlords and other similar Liens imposed by law incurred in the ordinary course of business for sums not overdue more than 45 days or being contested in good faith, provided that adequate reserves for the payment thereof have been established in accordance with generally accepted accounting principals, (c) deposits under workers' compensation, unemployment insurance and social security laws or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations of surety or appeal bonds or to secure indemnity, performance or other similar bonds in the ordinary course of business, (d) zoning restrictions, easements, rights-of-way, title irregularities and other similar encumbrances, which alone or in the aggregate are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Debtor, (e) banker's Liens and similar Liens (including set-off rights) in respect of bank deposits, (f) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties and in connection with the importation of goods in the ordinary course of the Debtor's business, (g) Liens on the property or assets of any subsidiary of the Debtor in favor of the Debtor,
(h) purchase money Liens that will be discharged upon the Debtor's payment of the purchase price for the applicable property, to the extent such Liens relate solely to the property so purchased and (j) the security interests set forth on Schedule 1 (the "Prior Security Interests"); provided, however, that except for the Prior Security Interests, that in each case, such Lien is not senior or prior to the Security Interest created hereunder.

            "PERSON" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

            "PROCEEDS" means "Proceeds," as such term is defined in the UCC and, in any event, shall include, without limitation, (a) any and all Accounts, Chattel Paper, Instruments, cash or other forms of money or currency or other proceeds payable to the Debtor from time to time in respect of the Collateral, (b) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Debtor from time to time with respect to any of the Collateral, (c) any and all payments (in any form whatsoever) made or due and payable to the Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority), (d) the proceeds, damages, or recovery based on any claim of the Debtor against third parties (i) for past, present or future infringement of any copyright, patent or patent license or
(ii) for past, present or future infringement or dilution of any trademark or trademark license or for injury to the goodwill associated with any trademark, trademark registration or trademark licensed under any trademark license and (e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

            "RECEIVABLES" means all of the Debtor's Accounts, Instruments, Documents, Chattel Paper, Supporting Obligations, and letters of credit and Letter of Credit Rights.

            "SUPPORTING OBLIGATION" means any "Supporting obligation," as such term is defined in the UCC, now owned or hereafter acquired by the Debtor or in which the Debtor now holds or hereafter acquires any interest.

            "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Florida; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Secured Party's Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of Florida, the term "UCC" shall mean the Uniform Commercial Code as enacted and in effect, from time to time, in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

            Unless otherwise defined herein, all capitalized terms used herein and defined in the Notes shall have the respective meaning given to those terms in the Notes, and terms that are defined in the UCC and used herein shall have the meanings given to them in the UCC.

      2. REPRESENTATIONS AND WARRANTIES. The Debtor hereby represents and warrants to the Secured Party that:

            (a) OWNERSHIP OF COLLATERAL. The Debtor is the legal and beneficial owner of the Collateral (or, in the case of after-acquired Collateral, at the time the Debtor acquires rights in the Collateral, will be the legal and beneficial owner thereof). Except for the Security Interest granted to the Secured Party pursuant to this Agreement, the Debtor has rights in or the power to transfer the Collateral free and clear of any adverse Lien, security interest or encumbrance except as created by this Security Interest, except for Permitted Liens. Except for the financing statements listed in Schedule 3, no financing statements covering any Collateral or any proceeds thereof are on file in any public office (other than filings listing the Secured Party as the secured party).

            (b) VALID SECURITY INTEREST. The Security Interest granted pursuant to this Agreement will constitute a valid and continuing first priority, perfected security interest in favor of the Secured Party in the Collateral for which perfection is governed by the UCC or filing with the United States Copyright Office or United States Patent and Trademark Office. Such Security Interest will be prior to all other Liens on the Collateral, except for Permitted Liens.

            (c) ORGANIZATION AND GOOD STANDING. The Debtor has been duly incorporated, and is validly existing and in good standing, under the laws of the State of Delaware.

            (d) LOCATION, STATE OF ORGANIZATION AND NAME OF THE DEBTOR. The Debtor's state of organization is Delaware and the Debtor's exact legal name as it appears in the

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official filings in the State of Delaware is as set forth in the first paragraph of this Agreement. The Debtor has only one jurisdiction of organization.

            (e) LOCATION OF EQUIPMENT AND INVENTORY. All Equipment and Inventory are (i) located at the locations indicated on Schedule 4 (ii) in transit to such locations or (iii) in transit to a third party purchaser which will become obligated on a Receivable to the Debtor upon receipt. Except for Equipment and Inventory referred to in clauses (ii) and (iii) of the preceding sentence, the Debtor has exclusive possession and control of the Inventory and Equipment.

            (g) DELIVERY OF ITEMS. Schedule 5 lists all Instruments (other than checks received in the ordinary course of business), letter-of-credit rights, Electronic Chattel paper and Chattel Paper of the Debtor as of the date hereof. The Debtor has delivered to the Secured Party, together with all necessary stock powers, endorsements, assignments and other necessary instruments of transfer, the originals of all Receivables consisting of instruments and Chattel Paper and the originals of all certificated securities owned directly by the Debtor.

            (h) RECEIVABLES. Each Receivable is genuine and enforceable against the party obligated to pay the same (an "Account Debtor") free from any right of rescission, defense, setoff or discount.

            (i) INSURANCE. Each insurance policy maintained by the Debtor is validly existing and is in full force and effect. The Debtor is not in default in any material respect under the provisions of any insurance policy, and there are no facts which, with the giving of notice or passage of time
(or both), would result in such a default under any material provision of any such insurance policy. Set forth in Schedule 6 is a complete and accurate list of the insurance of the Debtor in effect on the date of this Agreement covering fire, public liability, property damage and worker's compensation, showing as of such date, (i) the type of insurance carried, (ii) the name of the insurance carrier, and (iii) the amount of each type of insurance carried.

            (j) This Agreement is effective to create a valid and continuing Lien upon the Collateral. All action by the Debtor necessary to protect and perfect such Lien on each item of the Collateral has been duly taken.

      3. COVENANTS. The Debtor covenants and agrees with the Secured Party that, from and after the date of this Agreement until the Obligations are paid in full:

            (a) OTHER LIENS. Except for the Security Interest and Permitted Liens, the Debtor has rights in or the power to transfer the Collateral and its title and will be able to do so hereafter free from any adverse Lien, security interest or encumbrance, and the Debtor will defend the Collateral against the claims and demands of all persons at any time claiming the same or any interest therein.

            (b) FURTHER DOCUMENTATION. At any time and from time to time, upon the written request of the Secured Party, and at the sole expense of the Debtor, the Debtor will promptly and duly authenticate and deliver such further instruments and documents and take such further action as the Secured Party may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted including, without limitation, filing any financing or continuation statements under the UCC in effect with respect to the Liens created hereby. The Debtor also hereby authorizes the Secured Party to file any such financing, amendment or continuation statement without the authentication of the Debtor to the extent permitted by applicable law. A reproduction of this Agreement shall be sufficient as a financing statement (or as an exhibit to a financing statement on form UCC-1) for filing in any jurisdiction.

            (c) INDEMNIFICATION. The Debtor agrees to defend, indemnify and hold harmless the Secured Party against any and all liabilities, costs and expenses (including, without limitation, legal fees and expenses) ("Liabilities"): (i) with respect to, or resulting from, any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any delay in complying with any law, rule, regulation or order of any governmental authority applicable to any of the Collateral or
(iii) in connection with any of the transactions contemplated by this Agreement.

            (d) MAINTENANCE OF RECORDS. The Debtor will keep and maintain at its own expense complete and satisfactory, in all material respects, records of the Collateral.

            (e) INSPECTION RIGHTS. The Secured Party shall have full access during normal business hours, and upon prior notice, to all the books, correspondence and other records of the Debtor relating to the Collateral. The Secured Party or its representatives may examine such records and make photocopies or otherwise take extracts from such records. The Debtor agrees to render to the Secured Party, at the Debtor's expense, such clerical and other assistance as the Secured Party may request with regard to the exercise of its rights pursuant to this paragraph.

            (f) COMPLIANCE WITH LAWS, ETC. The Debtor (i) will comply with all laws, rules, regulations and orders of any governmental authority applicable to any part of the Collateral or to the operation of the Debtor's business, the failure of which to comply with will have a material adverse effect on the Debtor, and (ii) shall not use or permit any Collateral to be used in violation of any provision of any Credit Document, any law, rule or obligation or order of any governmental authority, or any policy of insurance covering the Collateral; PROVIDED, HOWEVER, that in each case, the Debtor may contest any such law, rule, regulation or order; in any reasonable manner which does not, in the reasonable opinion of the Secured Party, adversely affect the Secured Party's rights or the priority of its Liens on the Collateral.

            (g) PAYMENT OF OBLIGATIONS. The Debtor will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral or with respect to any its income or profits derived from the Collateral, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral.

            (h) LIMITATION ON LIENS ON COLLATERAL. The Debtor will not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any Lien or claim on or to the Collateral, other than the Security Interest and

Permitted Liens, and will defend the right, title and interest of the Secured Party in and to any of the Collateral against the claims and demands of all other persons.

            (i) LIMITATIONS ON DISPOSITIONS OF COLLATERAL. The Debtor will not sell, transfer, lease, or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so other than dispositions of Inventory in the ordinary course of the Debtor's business; PROVIDED, HOWEVER that the Debtor will be allowed to grant licenses to its products and related documentation in the ordinary course of business and to establish or provide for escrows of related intellectual property in connection therewith.

            (j) FURTHER IDENTIFICATION OF COLLATERAL. The Debtor will furnish to the Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party may request, all in detail acceptable to the Secured Party.

            (k) NOTICE OF CHANGE OF STATE OF INCORPORATION. Without 30 days' prior written notice to the Debtor shall not (i) change the Debtor's name, state of incorporation or organization, organizational identification number or place of business (or, if the Debtor has more than one place of business, its chief executive office), or the office in which the Debtor's records relating to Receivables are kept, or (ii) keep Collateral consisting of Chattel Paper and documents at any location other than its chief executive office.

            (l) FUTURE COMMERCIAL TORT CLAIMS. The Debtor will promptly give notice to the Secured Party upon the initiation of any Commercial Tort Claim. The Debtor hereby authorizes the Secured Party to amend this Agreement (without any further action or consent from the Debtor) to include any such Commercial Tort Claim as Collateral hereunder.

            (m) DEPOSIT ACCOUNTS. For each deposit account maintained by the Debtor, the Debtor shall, along with the bank or other depository institution at which such deposit account is maintained (the "Depositary Bank"), execute and deliver to the Secured Party a Deposit Account Control Agreement in form and substance reasonably satisfactory to the Secured Party. If requested by the Secured Party, the Debtor shall also obtain a blocked account, lockbox or similar agreement with all or certain Depository Banks. Without ten days prior written notice to the Secured Party, the Debtor shall not establish any deposit account not set forth on Schedule 6.

            (n) COLLECTION OF RECEIVABLES. The Debtor shall collect, enforce and receive delivery of the Receivables in accordance with past practice.

            (q) INSURANCE. The Debtor shall (i) maintain and keep in force insurance of the types and in amounts customarily carried from time to time during the term of this Agreement in its lines of business, including fire, public liability, property damage and worker's compensation, such insurance to be carried with companies and in amounts satisfactory to the Secured
Party, (ii) deliver to the Secured Party from time to time, as the Secured Party may request, schedules setting forth all insurance then in effect, and
(iii) deliver to the Secured Party copies of each policy of insurance which replaces, or evidences the renewal of, each existing policy of insurance at least 15 days prior to the expiration of such policy. The Secured Party shall be named as additional insured or additional loss payee, as appropriate, on all liability and property insurance of the Debtor and such policies shall contain such additional endorsements as shall be required by the Secured Party.

            (r) MORTGAGEE WAIVERS. The Debtor shall use its best efforts to obtain waivers or subordinations of Liens from landlords and mortgagees, and the Debtor shall, in all instances, obtain signed acknowledgements of the Secured Party's Liens from bailees having possession of any of the Debtor's Collateral that they hold such Collateral for the benefit of the Secured Party pursuant to Section 9313(c) of the UCC.

            (s) LETTERS OF CREDIT. If the Debtor is or becomes the beneficiary of a letter of credit, the Debtor shall promptly, and in any event within two business days after becoming a beneficiary, notify the Secured Party thereof and enter into a tri-party agreement with the Secured Party and the issuer or confirmation bank with respect to such Letter of Credit Rights assigning such Letter of Credit Rights to the Secured Party and directing all payments thereunder to the Secured Party, all in form and substance satisfactory to the Secured Party.

            (t) ELECTRONIC CHATTEL PAPER. The Debtor shall take all steps reasonably necessary to grant the Secured Party control of all Electronic Chattel Paper in accordance with the UCC and all "transferable records" as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

            (u) INTELLECTUAL PROPERTY MATTERS. The Debtor shall notify the Secured Party immediately if it knows or has reason to know (i) that any application or registration relating to any of its Intellectual Property that is material to the operation of its business may become abandoned or dedicated, or (ii) of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding the Debtor's ownership of any Intellectual Property that is material to the operation of its business, its right to register the same, or to keep and maintain the same.

            (v) INTELLECTUAL PROPERTY APPLICATIONS. In no event shall the Debtor, either itself or through any agent, employee, licensee or designee, file an application for the registration of any patent, trademark or copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency without giving the Secured Party prior written notice thereof, and, upon request of the Secured Party, the Debtor shall execute and deliver any and all security documents as the Secured Party may request to evidence the Secured Party's Lien on such Intellectual Property and the general intangibles of the Debtor relating thereto or represented thereby. The Debtor hereby authorizes the Secured Party to amend this Agreement (without any further action or consent from the Debtor) to include any such patent, trademark or copyright as Collateral hereunder.

            (w) INTELLECTUAL PROPERTY ABANDONMENT. The Debtor shall take all actions reasonably necessary or requested by the Secured Party to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of its Intellectual Property, including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings.

            (x) PROTECTION OF INTELLECTUAL PROPERTY. In the event that any of the Debtor's Intellectual Property is infringed upon, or misappropriated or diluted by a third party, the Debtor shall notify the Secured Party promptly after the Debtor learns thereof. The Debtor shall, unless the Secured Party shall determine that such Intellectual Property is in no way material to the conduct of its business or operations, promptly sue for, and seek recovery of any and all damages resulting from such infringement, misappropriation or dilution, and shall take such other actions as the Secured Party shall deem necessary under the circumstances to protect such Intellectual Property.

            (y) CHATTEL PAPER. The Debtor shall type, print or stamp conspicuously on the face of all original copies of all Collateral consisting of Chattel Paper and Documents not in the possession of the Secured Party having a value in excess of $100,000 a legend satisfactory to the Secured Party indicating that such Chattel Paper is subject to the security interest granted hereby.

            (z) LIMITATION ON FILING OF FINANCING STATEMENTS. The Debtor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of the Secured Party and agrees that it will not do so without the prior written consent of the Secured Party, subject to the Debtor's rights under Section 9509(d)(2) of the UCC.

      4. EVENT OF DEFAULT; THE SECURED PARTY'S APPOINTMENT AS ATTORNEY-IN-FACT.

            (a) EVENT OF DEFAULT. For purposes of this Agreement, the occurrence of any one of the following events (each, an "Event of Default") shall constitute a default hereunder and under the Notes or any of the other Credit
Documents:

                  (i) The Debtor's failure to pay or discharge the Obligations in full in accordance with the terms of the Notes or any of the other Credit Documents;

                  (ii) A breach of any representation or warranty made by the Debtor under this Agreement, the Notes or any of the other Credit Documents as of the date thereof or any other document or instrument entered into between the Debtor and the Secured Party in connection herewith.

                  (iii) The Debtor's failure to observe or perform any other covenant, obligation, condition or agreement contained in this Agreement, the Notes or any of the other Credit Documents and such failure shall continue for 10 days after the earlier of (i) the Debtor's written acknowledgement of such failure and (ii) written notice by the Secured Party to the Debtor of such failure.

                  (iv) The insolvency of the Debtor, the commission of any act of bankruptcy by the Debtor, the execution by the Debtor of a general assignment for the benefit of creditors, the filing by or against the Debtor of a petition in bankruptcy or any petition for relief under the federal bankruptcy act or the continuation of such petition without dismissal for a period of 90 days or more, or the appointment of a receiver or trustee to take possession of the property or assets of the Debtor.

                  (v) A default shall occur under the Notes or any of the other Credit Documents, or any other agreement entered into between the Debtor and the Secured Party in connection herewith.

            (b) POWERS. The Debtor hereby appoints the Secured Party and any officer or agent of the Secured Party, with full power of substitution, as its attorney-in-fact with full irrevocable power and authority in the place of the Debtor and in the name of the Debtor or its own name, from time to time in the Secured Party's discretion so long as an Event of Default has occurred and is continuing, for the purpose of carrying out the terms of this Agreement, to take any appropriate action and to authenticate any instrument which may be necessary or desirable to accomplish the purposes of this Agreement. Without limiting the foregoing, so long as an Event of Default has occurred and is continuing, the Secured Party shall have the right, without notice to, or the consent of, the Debtor, to do any of the following on the Debtor's behalf:

                  (i) to pay or discharge any taxes or Liens levied or placed on or threatened against the Collateral;

                  (ii) to direct any party liable for any payment under any of the Collateral to make payment of any and all amounts due or to become due thereunder directly to the Secured Party or as the Secured Party directs;

                  (iii) to ask for or demand, collect, and receive payment of and receipt for, any payments due or to become due at any time in respect of or arising out of any Collateral;

                  (iv) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to enforce any right in respect of any Collateral;

                  (v) to defend any suit, action or proceeding brought against the Debtor with respect to any Collateral;

                  (vi) to settle, compromise or adjust any suit, action or proceeding described in subsection (v) above and to give such discharges or releases in connection therewith as the Secured Party may deem appropriate;

                  (vii) to assign any patent right included in the Collateral of the Debtor (along with the goodwill of the business to which any such patent right pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Secured Party shall in its sole discretion determine; and

                  (viii) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral and to take, at the Secured Party's option and the Debtor's expense, any actions which the Secured Party deems necessary to protect, preserve or realize upon the Collateral and the Secured Party's Liens on the Collateral and to carry out the intent of this Agreement, in each case to the same extent as if the Secured Party were the absolute owner of the Collateral for all purposes.

            The Debtor hereby ratifies whatever actions the Secured Party shall lawfully do or cause to be done in accordance with this Section 4. This power of attorney shall be a power coupled with an interest and shall be irrevocable.

            (c) NO DUTY ON THE SECURED PARTY'S PART. The powers conferred on the Secured Party by this Section 4 are solely to protect the Secured Party's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Secured Party shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Secured Party nor any of its officers, directors, employees or agents shall, in the absence of willful misconduct or gross negligence, be responsible to the Debtor for any act or failure to act pursuant to this Section 4.

      5. PERFORMANCE BY THE SECURED PARTY OF THE DEBTOR'S OBLIGATIONS. If the Debtor fails to perform or comply with any of its agreements or covenants contained in this Agreement and the Secured Party performs or complies, or otherwise causes performance or compliance, with such agreement or covenant in accordance with the terms of this Agreement, then the expenses of the Secured Party incurred in connection with such performance or compliance shall be payable by the Debtor to the Secured Party on demand and shall constitute Obligations secured by this Agreement.

      6. REMEDIES. If an Event of Default has occurred and is continuing, the Secured Party may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement relating to the Obligations, all rights and remedies of a secured party under the UCC. Without limiting the foregoing, the Secured Party, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law) to or upon the Debtor or any other person (all of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances collect, receive, appropriate and realize upon any or all of the Collateral, and/or may sell, lease, assign, give an option or options to purchase, or otherwise dispose of and deliver any or all of the Collateral (or contract to do any of the foregoing), in one or more parcels at a public or private sale or sales, at any exchange, broker's board or office of the Secured Party or elsewhere upon such terms and conditions as the Secured Party may deem advisable, for cash or on credit or for future delivery without assumption of any credit risk. The Secured Party shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase all or any part of the Collateral so sold, free of any right or equity of redemption in the Debtor, which right or equity is hereby waived or released. The Secured Party shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable expenses incurred therein or in connection with the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Party under this Agreement (including, without limitation, reasonable attorneys' fees and expenses) to the payment in whole or in part of the Obligations, in such order as the Secured Party may elect, and only after such application and after the payment by the Secured Party of any other amount required by any provision of law, need the Secured Party account for the surplus, if any, to the Debtor. To the extent permitted by applicable law, the Debtor waives all claims, damages and demands it may acquire against the Secured Party arising out of the exercise by the Secured Party of any of its rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten days before such sale or other disposition. The Debtor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Secured Party to collect such deficiency.

      7. LIMITATION ON DUTIES REGARDING PRESERVATION OF COLLATERAL. The Secured Party's sole duty with respect to the custody, safekeeping and preservation of the Collateral, under Section 9207 of the UCC or otherwise, shall be to deal with it in the same manner as the Secured Party deals with similar property for its own account. Neither the Secured Party nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Debtor or otherwise.

      8. POWERS COUPLED WITH AN INTEREST. All authorizations and agencies contained in this Agreement with respect to the Collateral are irrevocable and are powers coupled with an interest.

      9. NO WAIVER; CUMULATIVE REMEDIES. The Secured Party shall not by any act (except by a written instrument pursuant to Section 11(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default under the Notes or any of the other Credit Documents or in any breach of any of the terms and conditions of this Agreement. No failure to exercise, nor any delay in exercising, on the part of the Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Secured Party of any right or remedy under this Agreement on any one occasion shall not be construed as a bar to any right or remedy which the Secured Party would otherwise have on any subsequent occasion. The rights and remedies provided in this Agreement are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

      10. TERMINATION OF SECURITY INTEREST. Upon satisfaction of the Debtor's obligations pursuant to the Notes, the security interest granted herein shall terminate and all rights to the Collateral shall revert to the Debtor. Upon any such termination, the Secured Party shall authenticate and deliver to the Debtor such documents as the Debtor may reasonably request to evidence such termination.

      11. MISCELLANEOUS.

            (a) AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended with the written consent of the parties or their respective successors and assigns. Any amendment or waiver effected in accordance with this Section 11(a) shall be binding upon the parties and their respective successors and assigns.

            (b) TRANSFER; SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall be binding upon the Debtor and its successors and assigns, as well as all persons who become bound as a debtor to this Agreement and inure to the benefit of the Secured Party and its successors and assigns. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

            (c) GOVERNING LAW. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

            (d) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

            (e) TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

            (f) NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below or as subsequently modified by written notice.

            (h) PAYMENTS FREE OF TAXES, ETC. All payments made by the Debtor under this Agreement shall be made by the Debtor free and clear of and without deduction for any and all present and future taxes, levies, charges, deductions and withholdings. In addition, the Debtor shall pay upon demand any stamp or other taxes, levies or charges of any jurisdiction with respect to the execution, delivery, registration, performance and enforcement of this Agreement. Upon request by the Secured Party, the Debtor shall furnish evidence satisfactory to the Secured Party that all requisite authorizations and approvals by, and notices to and filings with, governmental authorities and regulatory bodies have been obtained and made and that all requisite taxes, levies and charges have been paid.

            (i) SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

            (j) ENTIRE AGREEMENT. This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto concerning such subject matter are expressly canceled.

            (k) AMENDMENT AND RESTATEMENT. Effective upon execution of this Agreement by both parties, the Tenth Amended and Restated Security Agreement dated as of June 26, 2003 between the Debtor and the Secured Party is hereby amended and restated in its entirety to read as set forth in this Agreement.

                            [Signature Page Follows]

      The Debtor and the Secured Party have caused this Agreement to be duly executed and delivered as of the date first above written.

                                          DEBTOR:

                                          DIGITAL LIGHTWAVE, INC.

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------


                                          SECURED PARTY:

                                          OPTEL, LLC

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------